UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2012

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12372	22-3268660
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

(Address of principal executive offices)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On October 8, 2012, Cytec Industries Inc. (“Cytec”) entered into a definitive stock and asset purchase agreement (the “Purchase Agreement”) with AI Chem & Cy S.C.A. (“Buyer”) and WP Invest GmbH (“GmbH Buyer” and, together with Buyer, the “Acquiror Group”). The Purchase Agreement provides for the sale by Cytec (the “Sale”) of its coating resins business (the “Business”) to the Acquiror Group for $1,040 million in cash (together with the assumption by Buyer of liabilities related to the Business), subject to specified purchase price adjustments for cash, indebtedness and working capital of the Business. The Board of Directors of Cytec has approved the Purchase Agreement.

Under the Purchase Agreement, at the closing of the Sale, Cytec will transfer to the Acquiror Group shares of the subsidiaries of Cytec that operate the Business and other assets relating to the Business that are specified in the Purchase Agreement.

The purchase price referred to above will be subject to an adjustment at closing for the estimated cash, indebtedness, and working capital of the Business at closing, on the terms and subject to the limitations in the Purchase Agreement. A further adjustment may be made following the closing based on actual levels of cash, indebtedness, and working capital at closing.

The Sale is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval under COUNCIL REGULATION (EC) No. 139/2004 of January 20, 2004 any certain other antitrust approvals; absence of injunction or law prohibiting the consummation of the Sale; the absence of any material adverse effect on the Business since December 31, 2011; and the absence of any proceeding by a governmental entity to prohibit the consummation of the Sale.

The Purchase Agreement provides that Cytec and Buyer may mutually agree to terminate the Purchase Agreement before completing the Sale. In addition, either Cytec or Buyer may decide to terminate the Purchase Agreement if:

•

the other party breaches the Purchase Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Sale, subject to the right of the breaching party to cure the breach;

•	an injunction or other order of a court or other tribunal prohibiting the Sale or otherwise making the Sale illegal becomes final and non-appealable; or

•

the Sale is not consummated within six months of the date the Purchase Agreement was signed, unless any applicable governmental entity has not completed review of the transaction, in which case the time shall be extended to within nine months from the date the Purchase Agreement was signed.

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Buyer has agreed to fund the transactions contemplated by the Purchase Agreement through a mix of equity and debt financing. Buyer has received commitment letters from its intended financing sources and has agreed to pay Cytec a fee of $65 million if the transactions contemplated by the Purchase Agreement do not close due to Buyer’s failure to obtain debt financing, subject to the terms and conditions of the Purchase Agreement. Various funds affiliated with Advent have executed a limited guarantee for the benefit of Cytec with respect to Buyer’s obligation to pay such fee.

The parties have agreed to customary representations, warranties, and covenants in the Purchase Agreement, including, among others, covenants for Cytec to operate the Business in the ordinary course until the closing and to refrain from certain actions and for Cytec not to compete with the Business or solicit or hire employees of the Business for certain time periods following the closing.

Cytec has agreed, subject to limitations set forth in the Purchase Agreement, to indemnify Buyer for breaches of representations and covenants in the Purchase Agreement; losses arising from assets and liabilities retained by Cytec; taxes for pre-closing periods; and other specified matters. Buyer has agreed, subject to limitations set forth in the Purchase Agreement, to indemnify Cytec for breaches of representations and covenants; losses arising from assets and shares of subsidiaries purchased by Buyer and liabilities assumed by Buyer; taxes for post-closing periods; and other specified matters.

In connection with the completion of the Sale, Cytec and Buyer have also agreed to at closing enter into long-term Manufacturing Service Agreements at four shared sites whereby each will provide certain services to the other. Additionally, at closing, Cytec will enter into a Transition Services Agreement with Buyer whereby Cytec would provide certain services to Buyer and its affiliates subsequent to the completion of the Sale. Additional documents that were negotiated as part of the transaction to be entered into at closing include an Intellectual Property Agreement, various leases and occupancy agreements and a Transition Services Agreement pursuant to which Cytec and its subsidiaries will provide services, such as facilities services, finance and accounting services, and information technology services to Buyer to facilitate the transition of the Business for specified periods of time.

A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The above description of the Purchase Agreement and the copy of the Purchase Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Purchase Agreement contains

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representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Cytec or the Business.

Item 7.01 — Regulation FD Disclosure.

On October 9, 2012 at 2:00 pm Eastern Time, Cytec will hold an investor conference call in connection with the Purchase Agreement, the Purchase Agreement Press Release, and the transactions described therein. A slide presentation (the “Slide Presentation”) has been prepared for use in coordination with the investor call.

Pursuant to General Instruction F to Current Report on Form 8-K, the Slide Presentation is attached to this Current Report as Exhibits 99.1 and incorporated into this Item 7.01 by reference. The information contained in this Item 7.01, including the information set forth in the Slide Presentation filed as Exhibit 99.1 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 8.01 — Other Events.

On October 9, 2012, Cytec issued a press release announcing the execution of the Purchase Agreement (the “Purchase Agreement Press Release”) and a press release announcing the authorization of an additional $452 million stock buyback (the “Stock Buyback Press Release”). Copies of the Purchase Agreement Press Release and the Stock Buyback Press Release are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively and are incorporated herein by reference.

Item 9.01 — Exhibits.

Exhibit No	Description

1.1	Stock and Asset Purchase Agreement, dated October 8, 2012

99.1	Slide Presentation

99.2	Press release, dated October 9, 2012, issued by Cytec

99.3	Press release, dated October 9, 2012, issued by Cytec

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Forward Looking Statements

This Current Report on Form 8-K and the other documents referenced herein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of Cytec and certain plans and objectives of the board of Cytec. All statements other than statements of historical or current facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Forward-looking statements include, among others, statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Cytec’s operations; (iii) the effects of government regulation on Cytec’s business; (iv) Cytec’s or any of Cytec’s segments’ outlook for the future, anticipated results of acquisitions and divestitures, selling price and raw material cost trends, anticipated changes in currency rates and their effects, economic forces within the industry we operate, anticipated costs, target completion dates and expenditures for capital projects, expected sales growth, operational excellence strategies and their results, expected annual tax rates, long-term goals, environmental remediation costs, future legal settlements, claims and judgments; and (v) other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties including those stated below and elsewhere in this Current Report on Form 8-K. Actual results may vary materially from those set forth in the forward-looking statements.

The following factors, among others, could affect our anticipated results: our ability to successfully complete planned or ongoing restructuring and capital expansion projects, including realization of the anticipated results from such projects; our ability to successfully conclude changes to our business portfolio through acquisitions and divestitures; our ability to maintain or improve current ratings on our debt; our ability to obtain financing or borrow fully against committed lines; our ability to complete the transactions contemplated by the Purchase Agreement; the ability of Buyer to secure and retain financing for the proposed transaction; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal administrative proceedings; the ability of the parties to secure releases as contemplated by the Purchase Agreement; changes in financial conditions or the financial status of our existing lenders markets; changes in global and regional economies; the financial well-being of our customers and the end consumers of our products; changes in demand for our products or in the quality, costs and availability of our raw materials and energy; customer inventory reductions; the actions of competitors; currency and interest rate fluctuations; technological change; our ability to renegotiate expiring long-term contracts; our ability to raise our selling prices when our product costs increase; changes in employee relations,

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possible strikes or work stoppages at our facilities or at the facilities of our customers or suppliers; new laws and regulations or changes in their interpretation, including those related to taxation or global warming and those particular to the purchase, sale, storage and manufacture of chemicals or operation of chemical plants; governmental funding for those military programs that utilize our products; litigation, including its inherent uncertainty and changes in the number or severity of various types of claims brought against us and changes in the laws applicable to these claims; quality problems; difficulties in plant operations and materials transportation, including those caused by hurricanes or other natural forces; short or long term climate changes; environmental matters; returns on employee benefit plan assets and changes in the discount rates used to estimate employee benefit liabilities; changes in the medical cost trend rate; changes in accounting principles or new accounting standards; political instability or adverse treatment of foreign operations in any of the significant countries in which we or our customers operate; war, terrorism or sabotage; epidemics; and other unforeseen circumstances. Unless otherwise indicated, the terms “Cytec”, “Company”, “we”, “us”, and “our” each refer collectively to Cytec Industries Inc. and its subsidiaries.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Current Report on Form 8-K. Cytec assumes no obligation to update or correct the information contained in this Current Report on Form 8-K except as required by applicable law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and
Secretary

Date: October 9, 2012

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